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                                                                    EXHIBIT 2.01



                          SECOND AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                NIKU CORPORATION,


                         bSOURCE ACQUISITION CORPORATION


                                       AND


                                bSOURCE.COM, INC,


                      AND SOLELY AS TO ARTICLES VIII AND X


                                   PAUL SMITH,


                                       AND


                     CHASE MANHATTAN BANK AND TRUST CO, N.A.

                            DATED AS OF JULY 6, 2000


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                               TABLE OF CONTENTS

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ARTICLE I THE MERGER........................................................................2

        1.1    The Merger...................................................................2

        1.2    Effective Time...............................................................2

        1.3    Effect of the Merger.........................................................2

        1.4    Certificates of Incorporation; Bylaws........................................2

        1.5    Directors and Officers.......................................................3

        1.6    Maximum Aggregate Merger Consideration; Effect on Capital Stock..............3

        1.7    Dissenters' Rights...........................................................7

        1.8    Surrender of Certificates....................................................8

        1.9    No Further Ownership Rights in Company Capital Stock........................10

        1.10   Lost, Stolen or Destroyed Certificates......................................10

        1.11   Tax Consequences............................................................10

        1.12   Taking of Necessary Action; Further Action..................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................11

        2.1    Organization and Qualification..............................................11

        2.2    Subsidiaries................................................................11

        2.3    Company Capital Structure...................................................12

        2.4    Authority...................................................................13

        2.5    No Conflict.................................................................13

        2.6    Consents....................................................................14

        2.7    Company Financial Statements................................................14

        2.8    No Undisclosed Liabilities..................................................14

        2.9    No Changes..................................................................15

        2.10   Tax and Other Returns and Reports...........................................16

        2.11   Restrictions on Business Activities.........................................18

        2.12   Title to Properties; Absence of Liens and Encumbrances......................18

        2.13   Governmental Authorization..................................................19

        2.14   Intellectual Property.......................................................19

        2.15   Customer Claims.............................................................24

        2.16   Agreements, Contracts and Commitments.......................................25
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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        2.17   Change of Control Payments..................................................26

        2.18   Interested Party Transactions...............................................26

        2.19   Compliance with Laws........................................................27

        2.20   Litigation..................................................................27

        2.21   Insurance...................................................................27

        2.22   Minute Books................................................................27

        2.23   Environmental Matters.......................................................28

        2.24   Brokers, Financial Advisors and Transaction Expenses........................28

        2.25   Employee Matters and Benefit Plans..........................................29

        2.26   Bank Accounts...............................................................33

        2.27   Accounts Receivable.........................................................33

        2.28   Indemnification Obligations.................................................33

        2.29   Representations Complete....................................................33

        2.30   Certain Relationships.......................................................34

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................34

        3.1    Organization of Parent and Merger Sub.......................................34

        3.2    Authority...................................................................34

        3.3    No Conflict.................................................................34

        3.4    Consents....................................................................35

        3.5    Parent Common Stock.........................................................35

        3.6    SEC Filings; Parent Financial Statements....................................35

ARTICLE IV SECURITIES LAW COMPLIANCE.......................................................36

        4.1    Securities Act Exemption....................................................36

        4.2    Stock Restrictions..........................................................36

        4.3    The Company Stockholders' Restrictions Regarding Securities Law Matters.....36

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................37

        5.1    Conduct of Business of the Company..........................................37

        5.2    Notices.....................................................................40
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE VI ADDITIONAL AGREEMENTS...........................................................40

        6.1    Access to Information.......................................................40

        6.2    Confidentiality.............................................................40

        6.3    Public Disclosure...........................................................40

        6.4    Consents....................................................................41

        6.5    Legal Conditions to the Merger..............................................41

        6.6    Best Efforts; Additional Documents and Further Assurances...................41

        6.7    Notification of Certain Matters.............................................42

        6.8    Reorganization..............................................................42

        6.9    Nasdaq National Market......................................................42

        6.10   Certain Agreements..........................................................42

        6.11   Non-Competition Agreements..................................................42

        6.12   Blue Sky Laws...............................................................43

        6.13   Registration Rights.........................................................43

        6.14   Employment Offers and Benefit Arrangements..................................43

        6.15   No Solicitation.............................................................44

        6.16   Notification of Employee Problems...........................................45

        6.17   Company Dissenting Shares...................................................45

        6.18   Litigation..................................................................45

        6.19   Exercise or Cancellation of Options and Warrants............................45

        6.20   Adjustment to Aggregate Cash Component; Related Actions.....................45

        6.21   Preparation of Information Statement........................................47

        6.22   Parent Bridge Loan..........................................................47

ARTICLE VII CONDITIONS TO THE MERGER.......................................................47

        7.1    Conditions to Obligations of Each Party to Effect the Merger................47

        7.2    Additional Conditions to Obligations of the Company.........................48

        7.3    Additional Conditions to the Obligations of Parent and Merger Sub...........49

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............................51

        8.1    Survival of Representations and Warranties..................................51
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        8.2    Escrow Arrangements.........................................................51

ARTICLE IX Termination; AMENDMENT AND WAIVER...............................................60

        9.1    Termination.................................................................60

        9.2    Effect of Termination.......................................................61

        9.3    Amendment...................................................................61

        9.4    Extension; Waiver...........................................................61

ARTICLE X GENERAL PROVISIONS...............................................................61

        10.1   Notices.....................................................................61

        10.2   Expenses....................................................................63

        10.3   Interpretation..............................................................63

        10.4   Counterparts................................................................63

        10.5   Entire Agreement; Assignment................................................63

        10.6   Severability................................................................63

        10.7   Governing Law...............................................................64

        10.8   Rules of Construction.......................................................64

        10.9   Specific Performance........................................................64
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        SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

        This SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 6, 2000 among Niku Corporation, a Delaware corporation ("Parent"), bSource Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and bSource.com, Inc., a Delaware corporation (the "Company"), and solely as to Articles VIII and X, Paul Smith (the "Securityholder Agent") and Chase Manhattan Bank and Trust Company, N.A. (the "Escrow Agent"). The parties hereto agree that the Agreement shall amend and restate in its entirety the Amended and Restated Agreement and Plan of Reorganization dated as of June 20, 2000 and entered into by the parties hereto (the "Amended Agreement").

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of the Company with and into Merger Sub in accordance with this Agreement and the Delaware General Corporation Law ("Delaware Law"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will remain a wholly-owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        C. For financial accounting purposes, it is intended that the Merger be accounted for as a purchase.

        D. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) unanimously recommended that the stockholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

        E. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

        F. The parties previously entered into the Agreement and Plan of Reorganization, dated May 24, 2000 (the "Original Agreement") which has been superseded in its entirety by the Amended Agreement. The parties to the Amended Agreement now desire to enter into this Agreement to supersede in its entirety the Amended Agreement in order to provide for a change in the distribution of the cash component of the Merger Consideration (as defined below) and to clarify payments to be made on the Closing Date and on August 2, 2000, all as set forth herein.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

        ARTICLE I

        THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2 Effective Time. The closing of the Merger (the "Closing") will take place as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII, at the offices of Fenwick & West LLP, 275 Battery Street, 15th Floor, San Francisco, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by executing, acknowledging and filing a Certificate of Merger, in substantially the form attached hereto as Exhibit A (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of the filing of the Certificate of Merger being referred to herein as the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificates of Incorporation; Bylaws.

                (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of Merger Sub until thereafter amended as provided by law and such Certificate of Incorporation.

                (b) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

        1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of


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Merger Sub immediately prior to the Effective Time shall be the officers of the
Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.6 Maximum Aggregate Merger Consideration; Effect on Capital Stock. The aggregate maximum number of shares of common stock of Parent ("Parent Common Stock") to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any options and warrants of the Company) and aggregate maximum amount of cash payable, in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("Company Capital Stock") and all outstanding unexpired and unexercised options, warrants and other rights to acquire Company Capital Stock shall be 400,000, subject to adjustment as provided in Section 6.20 (the "Aggregate Share Number") and an aggregate of $2,000,000 in cash and original principal amount of promissory notes in the form attached hereto as Exhibit A-1 (each a "Promissory Note"), subject to adjustment as provided in Section 6.20 (the "Aggregate Cash Component"), respectively. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, or the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur:

                (a) Conversion of Capital Stock.

                        (i) Common Stock and Series A Preferred Stock. Each share of the Company's Series A Preferred Stock, $0.0001 par value per share ("Series A Stock"), issued and outstanding immediately prior to the Effective Time will be deemed for all purposes in this Article I to represent, and will be treated for all purposes in this Article I only as, the number of issued and outstanding shares of the Company's common stock, $0.0001 par value per share ("Company Common Stock"), issuable upon conversion of such share of Series A Stock pursuant to the Company's Second Amended and Restated Certificate of Incorporation (the "Company's Certificate of Incorporation"), without regard to any distribution or liquidation preference to which such share of Series A Stock would, but for this provision, be entitled under the Company Certificate of Incorporation. Subject to the adjustments in Section 1.6(a)(iii), each share of Company Common Stock and Series A Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock and Series A Stock to be canceled pursuant to Section 1.6(d) and any "Dissenting Shares" (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive (A) that number of shares of Parent Common Stock equal to the Common Factor (as defined in Section 1.6(b)) plus (B) subject to Section 1.6(h), an amount of cash equal to the Cash Component Per Share (as defined in Section 1.6(b)), upon surrender of the certificate representing such share of Company Common Stock or Series A Stock in the manner provided in Section 1.8.

                        (ii) Series B Preferred Stock. Subject to the adjustments in Section 1.6(a)(iii), each share of Series B Preferred Stock of the Company, par value $0.0001 per share ("Series B Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive (I)(A) that number of shares of Parent Common Stock equal to the quotient computed by dividing (x) the Series B Liquidation Preference Shares by
(y) the aggregate number of shares of Series B Stock issued and outstanding immediately prior to the


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Effective Time, plus (B) subject to Section 1.6(h), an amount of cash equal to the quotient computed by dividing (x) the Series B Liquidation Preference Cash Component by (y) the aggregate number of shares of Series B Stock issued and outstanding immediately prior to the Effective Time, plus (II)(A) subject to
Section 1.6(h), an amount of cash equal to the product of (X) the Cash Component Per Share (as defined in Section 1.6(b) below) and (Y) the number of shares of Company Common Stock into which such share of Series B Stock is convertible under the Company's Certificate of Incorporation plus (B) that number of shares of Parent Common Stock which is the product of (Q) the Common Factor and (R) the number of shares of Company Common Stock into which such share of Series B Stock is convertible under the Company's Certificate of Incorporation upon surrender of the certificate representing such share of Series B Stock in the manner provided in Section 1.8, provided, however, that the amount of Merger Consideration (as defined below) distributed under this Section 1.6(a)(ii) on account of a share of Series B Stock shall not, in the aggregate, exceed the maximum distribution which each share of Series B Stock is entitled to receive after payment of the Series B Liquidation Preference in participation under the Certificate of Incorporation, and to the extent such formula would otherwise yield such overpayment, the amount of such excess Merger Consideration distributable under such formula will be allocated solely to the Series A Stock (as converted) and Common Stock under Section 1.6(a)(i).

                        (iii) Minimum Cash for Rockham. Notwithstanding anything to the contrary in Sections 1.6(a)(i) and (ii), Rockham Capital Ventures, L.L.C., the holder of the Series A Stock and Series B Stock, and its affiliates ("Rockham") shall receive, subject to Section 1.6(h), not less than $800,000 from the Aggregate Cash Component; provided that, to the extent the payment to be received from the Aggregate Cash Component by Rockham (1) for repayment of any debt (including principal and interest) amount owed to Rockham by the Company (whether or not referenced in this Agreement) and (2) pursuant to Sections 1.6(a)(i) and (ii) and 1.6(h) of this Agreement, is less than $800,000 (such difference being the "Cash Differential"), (A) the portion of the Aggregate Cash Component to be received by Rockham pursuant to Section 1.6(a)(i) and (ii) and 1.6(h) shall be increased in an amount equal to the lesser of (I) the Cash Differential, or (II) the remaining Aggregate Cash Component (the actual amount of such increase, "Rockham Increase"), (B) the aggregate shares of Parent Common Stock to be received by Rockham pursuant to Sections 1.6(a)(i) and
(ii) and Section 1.6(h) shall be reduced by the quotient computed by dividing the Rockham Increase by the Closing Date Share Price (such quotient being the "Share Differential"), (C) the aggregate shares of Parent Common Stock to be received by Company stockholders other than Rockham (the "Remaining Stockholders") pursuant to Section 1.6(a)(i) and Section 1.6(a)(ii) shall be increased by the Share Differential and (D) the portion of the Aggregate Cash Component to be received by the Remaining Stockholders pursuant to Section 1.6(a)(i) and (ii) and 1.6(h) shall be decreased by the Rockham Increase. In the case of subsections (C) and (D), such additional shares and Aggregate Cash Component reductions shall be allocated among the Remaining Stockholders pro rata based on the ratio of net Parent Common Stock/portion of Aggregate Cash Component received by each Remaining Stockholder under Sections 1.6(a)(i) and
(ii) and Section 1.6(h) to the net consideration received by all Remaining Stockholders under Sections 1.6(a)(i) and 1.6(a)(ii). For the avoidance of doubt, the adjustment made under this Section 1.6(a)(iii) shall not increase or decrease the Aggregate Cash Component or the Aggregate Share Number.

                        (iv) Certificates. At the Effective Time, all shares of Company Capital Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each stock certificate (a "Certificate") formerly representing any of shares of Company Capital


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Stock (other than Excluded Shares (as defined below)) shall thereafter represent only the right to receive the shares of Parent Common Stock and portion of the Aggregate Cash Component and the right, if any, to receive pursuant to Section 1.6(g) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 1.6(a) (the "Merger Consideration").

                (b) Definitions.

                        (i) Common Factor. The "Common Factor" shall be equal to the number (rounded to the sixth decimal place) computed using the following formula:

        X      =      N - B
                      -----
                        D

Where          X      =      the Common Factor

               N      =      the Aggregate Share Number

               B      =      the Series B Liquidation Preference Shares
                             (as defined below)

               D      =      the Diluted Common Shares (as defined below)

                        (ii) Diluted Common Shares. The "Diluted Common Shares" shall mean that number equal to the sum of (A) the number of shares of Company Common Stock (including Series A Stock as deemed converted) issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time); plus (B) the number of shares of Company Common Stock issuable upon exercise of the outstanding options to purchase Company Common Stock ("Company Options") issued and outstanding immediately prior to the Effective Time (regardless of whether such Company Options are vested); plus (C) the number of shares of Company Common Stock issuable in connection with any other warrants, calls, rights, exchangeable or convertible securities (excluding the Series A Stock which shall be accounted for as provided in Sections 1.6(a) and 1.6(b)(ii)(A), but including the Series B Stock), commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any Company Capital Stock immediately prior to the Effective Time.

                        (iii) Cash Component Per Share. The "Cash Component Per Share" shall be the quotient obtained by dividing (A) the difference of (y) the Aggregate Cash Component minus (z) the Series B Liquidation Preference Cash Component by (B) the Diluted Common Shares.

                        (iv) Series B Liquidation Preference. The "Series B Liquidation Preference" means the aggregate amount which the holders of the Series B Stock shall be entitled to receive, pursuant to the Company's Certificate of Incorporation, on account of all Series B Stock in preference to any distribution of any of the assets or surplus funds of the Company to holders of the Company Common Stock by reason of their ownership thereof, as of the Effective Time.


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                        (v) Closing Date Share Price. The "Closing Date Share
Price" shall be the average of the closing sale prices of Parent Common Stock as reported on the Nasdaq National Market over the 10-day period ending three business days prior to the Closing Date.

                        (vi) Aggregate Consideration Amount. The "Aggregate Consideration Amount" shall be the sum of (A) the product of (y) the Aggregate Share Number and (z) the Closing Date Share Price, plus (B) the Aggregate Cash Component.

                        (vii) Share Consideration Ratio. The "Share
Consideration Ratio" shall be the quotient computed by dividing (A) the product of (y) the Aggregate Share Number and (z) the Closing Date Share Price, by (B) the Aggregate Consideration Amount.

                        (viii) Series B Liquidation Preference Shares. The "Series B Liquidation Preference Shares" shall be that number of shares (rounded down to the nearest whole number) of Parent Common Stock equal to the quotient computed by dividing (A) the product of (y) the Series B Liquidation Preference and (z) the Share Consideration Ratio, by (B) the Closing Date Share Price.

                        (ix) Series B Liquidation Preference Cash Component. The "Series B Liquidation Preference Cash Component" shall be an amount of cash equal to the Series B Liquidation Preference minus the product of (A) the Series B Liquidation Preference Shares and (B) the Closing Date Share Price.

                (c) Escrow. Forty-Four Thousand (44,000) shares of the Parent Common Stock to be issued and a Promissory Note (the "Escrow Note") in the original principal amount of One Hundred Thousand Dollars ($100,000) payable to the Escrow Agent (as defined in Section 8.2(a) hereof) to be delivered at the Effective Time pursuant to Section 1.6(a) hereof shall be held in escrow (collectively, the "Escrow Amount") pursuant to and in accordance with the provisions of Article VIII of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for "Losses" (as defined in Section 8.2 hereof) which may be incurred by Parent, its affiliates or the Surviving Corporation as provided in Article VIII. The Escrow Note, as set forth on Schedule 1.6(c), shall be issued by Parent at the Closing.

                (d) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time (collectively with the Dissenting Shares, the "Excluded Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without any payment of any consideration therefor or conversion pursuant to Section 1.6(a) and shall cease to exist.

                (e) Capital Stock of Merger Sub. Each stock certificate of Merger Sub evidencing ownership of such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f) Adjustments to Exchange Ratio. If Parent effects any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time, the Aggregate Share Number shall be equitably adjusted to reflect fully the effect of each such change.

                (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the per share closing price of a share of Parent Common Stock on the last trading day immediately preceding the Closing Date.

                (h) Cash Component Evidenced by Promissory Notes. No payment of any portion of the Aggregate Cash Component under Section 1.6(a) shall be made in cash (other than cash payments required under Section 1.6(g)) at the Effective Time. In lieu thereof, each holder of shares of Company Capital Stock will receive the portion of the Aggregate Cash Component payable in connection with such holder's shares of Company Capital Stock as provided for in Section 1.6(a) in the form of a Promissory Note in the original principal amount of such portion of the Aggregate Cash Component (after taking into account the effects of Section 1.6(a)(iii) and after aggregating all such portions of the Aggregate Cash Component to be received by such holder on account of its shares of Company Capital Stock under Section 1.6(a)) in the manner provided for in Section 1.8. The Promissory Notes, as set forth of Schedule 1.6(h), shall be issued by Parent at the Closing.

        1.7 Dissenters' Rights.

                (a) Notwithstanding any provision of this Agreement to the contrary (other than Section 1.7(b)), any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 262 of Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock or cash pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation.

                (b) Notwithstanding the provisions of Section 1.6(a) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash as provided in Section 1.6(a) without interest thereon, upon surrender of the certificate representing such shares.

                (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not,


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

except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

        1.8 Surrender of Certificates.

                (a) Exchange Agent. Prior to the Effective Time, Parent shall designate Harris Trust and Savings Bank to act as exchange agent (the "Exchange Agent") in the Merger.

                (b) Parent to Provide Common Stock and Promissory Notes. As of the Effective Time, Parent shall deposit, or shall cause to be deposited with, the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable and Promissory Notes issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock and, after the Effective Time, any unpaid dividends or other distributions in respect of such Parent Common Stock pursuant to Section 1.8(d); provided, however, that, on behalf of the holders of Company Capital Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock and the Escrow Note equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock and Aggregate Cash Component otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be equal to such holder's pro rata share of the Parent Common Stock issued pursuant to Section 1.6(a).

                (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of Company Capital Stock outstanding immediately prior to the Effective Time (other than Excluded Shares): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates (or satisfactory alternative arrangements in connection with lost Certificates, as provided in Section 1.10) in exchange for certificates representing shares of Parent Common Stock and Promissory Notes. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VIII hereof), plus a portion of the Aggregate Cash Component (less the amount of the Aggregate Cash Component, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof but including cash in lieu of fractional shares and any unpaid dividends or other distributions in respect of such Parent Common Stock pursuant to Section 1.8(d)) evidenced by a Promissory Note (as provided in Section 1.6(h)) in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock and the Escrow Note collectively equal to the Escrow Amount, and such shares of Parent Common Stock shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares and the Escrow Note (or cash delivered to the Escrow Agent upon payment thereof) shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares and Escrow Note (or such cash) shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and a portion of the Aggregate Cash Component into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                (d) Distributions With Respect to Unexchanged Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever thereafter a dividend or distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distribution in respect of all shares of Parent Common Stock issuable pursuant to this Agreement, provided, however, no such dividends or other distributions will be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate (or, in the case of lost, stolen or destroyed certificates, made alternative arrangements as provided in Section 1.10). Subject to applicable law, following surrender of any such Certificate, there shall be issued and/or paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record dated after the Effective Time but with a payment date subsequent to surrender.

                (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any former holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued and cash payable upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective

Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and portion of the Aggregate Cash Component (together with cash for fractional shares), if any, as may be required pursuant to Section 1.6(d) on account of the shares of Company Capital Stock represented by such lost, stolen or destroyed certificates; provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed. Compliance by the holder of such lost, stolen or destroyed certificate with all of the provisions of this Section 1.10 shall be deemed presentation and surrender of such certificate for the purposes of Sections 1.8 and 1.9. Upon filing of such an affidavit and making of such indemnity, the holder of the shares of Company Capital Stock represented by such lost, stolen or destroyed Certificate shall be entitled to vote at any meeting of Parent stockholders or by proxy the number of whole shares of Parent Common Stock represented by such lost, stolen or destroyed Certificate without regard to whether a certificate has been issued by the Exchange Agent for the Parent Common Stock into which the shares of Company Capital Stock represented by such lost, stolen or destroyed Certificate were converted under Section 1.6.

        1.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code).

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company represents and warrants to Parent and Merger Sub as of the date of the Original Agreement (except where such representation or warranty is expressly made as of another specific date), subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof and referencing a specific representation supplied by the Company to Parent (the "Company Schedules"), as follows:

        2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries (as defined in Section 2.2) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or chartered. The Company and each of its Subsidiaries has the corporate (or in the case of each Subsidiary which is not a corporation, necessary) power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any Contracts (as such term is defined in Section 2.16 hereof) by which it is bound. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation (or other form of entity, as applicable) in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, operations, results of operations or sales prospects of the Company and its subsidiaries taken as a whole (hereinafter referred to as a "Material Adverse Effect"), provided, however, that any such effect resulting from any change (i) in law, rule or regulations or generally accepted accounting principles or interpretations thereof that applies to both Parent and the Company or (ii) in economic or business conditions generally or in the e-commerce industry specifically shall not be considered when determining if a Material Adverse Effect has occurred. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws and equivalent charter documents of each of its Subsidiaries, each as amended to date, to Parent. Such Certificates of Incorporation and Bylaws (or equivalent charter documents) are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws; no subsidiary is in violation of its Certificate of Incorporation or Bylaws or, as applicable, other charter documentation.

        2.2 Subsidiaries. Except for the Subsidiaries of the Company listed on
Schedule 2.2 (each a "Subsidiary" and collectively, the "Subsidiaries"), each of which is wholly owned by the Company, the Company does not have any subsidiaries or affiliated companies and does not otherwise own, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has not agreed nor is Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. For purposes of Sections 2.7 through 2.30, references to the Company shall be deemed to include the Subsidiaries.

        2.3 Company Capital Structure.

                (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of authorized Common Stock, $0.0001 par value per share, of which 10,000,000 shares are issued and outstanding, and (ii) 10,000,000 shares of authorized Preferred Stock, 1,111,111 shares of which are designated Series A Preferred Stock, all of which are issued outstanding, and 1,725,000 shares of which are designated Series B Preferred Stock, all of which are issued and outstanding. Each share of Series A Preferred Stock is convertible into one share of Company Common Stock and each share of Series B Preferred Stock is convertible into one share of Company Common Stock pursuant to the Company's Certificate of Incorporation. The Company Capital Stock, including all shares subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a). Schedule 2.3(a) also indicates for each Company stockholder whether any shares of Company Capital Stock held by such stockholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Company Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

                (b) The Company has reserved 2,200,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company's 1999 Stock Option/Stock Issuance Plan (the "Option Plan"), of which 1,425,611 shares are subject to outstanding, unexercised options, and 774,389 shares remain available for future grant. Schedule 2.3(b) sets forth for the Option Plan each outstanding option to purchase Capital Stock of the Company (each, a "Company Option"), including the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the status of the option as either an incentive stock option under
Section 422 of the Code or a nonstatutory stock option, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Options that are currently outstanding and the form of all stock option agreements evidencing such Company Options. Except as set forth on Section 2.3(b) of the Company Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Merger. As of immediately prior to the Closing, there will be outstanding no Company Options.

                (c) Schedule 2.3(c). sets forth for each outstanding warrant to acquire Company Capital Stock, the name of the holder of such warrant and the domicile address of such holder. As of the date of this Agreement (except for the Company Options described in Schedule 2.3(b) and warrants described in
Schedule 2.3(c)), and as of the Closing (without giving effect to any disclosure in Schedules 2.3(b) and 2.3(c)), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

                (d) As of the Closing Date, except as contemplated by this Agreement, there are no registration rights agreements, or voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

        2.4 Authority. Subject only to the requisite approval of the Merger and the principal terms of this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger and this Agreement and determined that the Merger is on terms that are fair to such stockholders. As of the Closing, the Company's stockholders have approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to and effecting creditors' rights and to general equity principles (the "Bankruptcy Exceptions").

        2.5 No Conflict. Except as set forth on Schedule 2.5, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (a) any provision of the Certificate of Incorporation or Bylaws of the Company, (b) any material indenture, mortgage, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order or decree applicable to the Company or its properties or assets or (c) any statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

        2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") and no material consent, waiver, approval of any third party (so as not to trigger a Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (c) such other consents, waivers, authorizations, filings, approvals and registrations that are set forth on Schedule 2.6.

        2.7 Company Financial Statements. Schedule 2.7 sets forth true and correct copies of the Company's unaudited balance sheets as of December 31, 1999 and as of December 31, 1998 and the related unaudited statements of income for the respective twelve-month period and one-month periods then ended (the "Company Year-End Financials") and the Company's unaudited balance sheet as of March 31, 2000 and the related unaudited statements of income for the three-month period then ended (the "Company Interim Financials," and together with the Company Year End Financials, the "Company Financials"). The Company Financials have been compiled in accordance with Statements on Standards for Accounting and Review Services issued by The American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of management. The Company's Financial Statements have not been audited or reviewed and no opinion or any other form of assurance of outside auditors is expressed therein. The Company Financials are complete and correct in all material respects and present fairly in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Company's unaudited Balance Sheet as of March 31, 2000 shall be referred to herein as the "Current Company Balance Sheet."

        2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, has not been reflected in the Current Company Balance Sheet.

        2.9 No Changes. Except as set forth in Schedule 2.9, since March 31, 2000 and through the date of this Agreement, there has not been, occurred or arisen any:

                (a) change in the Company's general business practices;

                (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

                (c) capital expenditure or capital commitment by the Company of $25,000 in any individual case or $100,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

                (d) destruction of, material damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                (e) change in accounting methods, principles or practices (including any change in depreciation or amortization policies or rates) by the Company;

                (f) revaluation by the Company of any of its material assets, including, without limitation, writing down the value of capitalized inventory or writing off material notes or material accounts receivable;

                (g) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock;

                (h) split, combination or reclassification of any Company Capital Stock;

                (i) except as set forth on Schedule 2.9(i), increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

                (j) material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound, except as set forth in Section 2.16(a);

                (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest in such assets or properties except in the ordinary course of business and consistent with past practices;

                (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                (m) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any material account receivable of the Company;

                (n) except as set forth in Schedules 2.14(b)-(u), (i) sale by the Company of any Company Intellectual Property (as defined in Section 2.14) or the entering into of any license agreement (other than license agreements entered into by the Company in the ordinary course of business consistent with past practice), security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity, (ii) the purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity or (iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

                (o) except as set forth on Schedules 2.3(b) and 2.3(c), issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement;

                (p) event or condition of any character which is known to the Company and which has or reasonably would be expected to have a Material Adverse Effect; or

                (q) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.10 Tax and Other Returns and Reports.

                (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (b) Tax Returns and Audits. Except as set forth in Schedule
2.10:

                        (i) The Company has prepared and filed all material required federal, state, local and foreign returns, estimates, and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                        (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                        (iii) The Company has not been delinquent in the payment of any material Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

                        (iv) To the Company's knowledge, no audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                        (v) The Company has no material liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

                        (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Returns for all periods since its incorporation.

                        (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

                        (viii) To the Company's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                        (ix) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

                        (x) To the Company's knowledge, the Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                        (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement. The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated income tax return.

                        (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                        (xiii) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

                        (xiv) The Company (but not the Subsidiary for this purpose) utilizes the accrual method of accounting for U.S. federal income tax purposes. In the past, Digital Talent Agency has used the cash method of accounting for U.S. federal income tax purposes.

                        (xv) The Company has not distributed the stock of any corporation in a transaction intending to satisfy the requirements of Section 355 of the Code. No Company Capital Stock has been distributed in a transaction intending to satisfy the requirements of Section 355 of the Code.

        2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.12 Title to Properties; Absence of Liens and Encumbrances.

                (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. The Company has provided true and complete copies of all real property leases and amendments thereto to Parent. All such current leases are enforceable against the Company in accordance with their respective terms subject to the Bankruptcy Exception, and there is not, under any of such leases, (i) any existing default or event of default by the Company, nor (ii) to the Company's knowledge, any default by any other party thereto, nor (iii) any event which with notice or lapse of time, or both, would constitute a default of any party thereto. Except as set forth on Schedule 2.12(a), neither the operations of the Company on such real property nor such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

                (b) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in Schedule 2.12(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                (c) Schedule 2.12(c) lists all items of material equipment (the "Equipment") owned or leased by the Company. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company.

                (d) The Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company's current and former customers (the "Company Customer Information"). Except as listed on Schedule 2.12(d), no person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

        2.13 Governmental Authorization. Schedule 2.13 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance in all material respects with the terms of each Company Authorization.

        2.14 Intellectual Property.

                (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                        (i) "Technology" shall mean any or all of the following:
(A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

                        (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith:
(A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                        (iii) "Company Intellectual Property" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company.

                        (iv) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                        (v) For all purposes in this Section 2.14, the term "Company" shall be deemed to refer to both Company and its wholly-owned subsidiary, Digital Talent Agency, LLC.

                (b) Schedule 2.14(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "Company Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

                (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property Rights. Except as set forth on
Schedule 2.14(c), there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property Rights. Except as set forth in Schedule 2.14(b), in each case in which the Company has acquired any Company Registered Intellectual Property Rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Company Registered Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company. To the extent applicable and to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Company Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on Schedule 2.14(c), the Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

                (d) Except as set forth on Schedule 2.14(d), the Company has no knowledge of any facts or circumstances as of the Closing that would render any Company Intellectual Property invalid or unenforceable. Except as set forth on
Schedule 2.14(d), the Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

                (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses entered into by the Company in the ordinary course of business. With the exception of the Company Intellectual Property listed on Schedule 2.14(d), the Company is the exclusive owner or exclusive licensee of all Company Intellectual Property subject only to non-exclusive licenses entered into by the Company in the ordinary course of business. Subject to the foregoing and except as expressly provided otherwise in
Section 2.14: (i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are products of the Company or which the Company otherwise purports to own; and (iii) to the extent that any Patents would otherwise be infringed by any product or services of the Company, such Patents constitute Company Intellectual Property.

                (f) Except as set forth in Schedule 2.14(h) and with the exception of "shrink-wrap" or similar widely-available commercial end user licenses, to the Company's knowledge as of the Closing, all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party other than royalties and fees payable in the ordinary course of the Company's business prior to the Merger.

                (g) With the exception of the individuals listed on Schedule 2.14(d), to the extent that any Company Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                (h) Except as set forth on Schedule 2.14(h) and with the exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

                (i) With the exception of the individuals listed on Schedule 2.14(i), all current and former employees of the Company and current and former consultants and contractors engaged by the Company have entered into a valid and binding written proprietary information confidentiality and assignment agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

                (j) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information and assignment agreement, substantially in the forms attached hereto as Schedule 2.14(j), and all current and former employees, consultants and contractors of the Company have executed such an agreement with the exception of the individuals listed on
Schedule 2.14(d).

                (k) Except as set forth on Schedule 2.14(k) to the Company's knowledge as of the Closing, no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

                (l) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

                (m) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" end user licenses, entered into by the Company in its ordinary course of business, the contracts, licenses and agreements listed on Schedule 2.14(m)(i) list all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. With the exception of certain overdue accounts payable set forth on Schedule 2.14(m)(ii), the Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed materially to perform thereunder.

                (n) Schedule 2.14(n) lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

                (o) To the knowledge of the Company as of the Closing, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

                (p) The operation of the business of the Company as it currently is conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company as of the Closing, will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

                (q) Except as set forth on Schedule 2.14(q), to the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

                (r) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                (s) To the Company's knowledge as of the Closing, (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or, to the Company's knowledge as of the Closing, otherwise violates in any material respect any law or regulation.

                (t) Except for Technology or Intellectual Property subject to "shrink wrap" or similar widely available commercial end user licenses and as set forth on Schedule 2.14(t), the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

                (u) Except as set forth on Schedule 2.14(u), neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in
(i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) to the Company's knowledge, either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent, the Company or Surviving Corporation, respectively, prior to the Closing.

                (v) All of the Company's products (including products currently under development): (i) record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"); and (ii) have lost no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. The Company has not received any notice from any person asserting that any of the Company's products do not comply in any respect with the assertions in the preceding sentence of this subparagraph (v). All of the Company's Information Technology (as defined below) is Year 2000 Compliant, and has not caused an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

        2.15 Customer Claims. The Company has not received any claim (and to the Company's knowledge, there is no current reasonable basis for any present or future action, suit, proceeding, alleging a claim) which seeks to impose liability or obligation on the Company in connection with any services provided by a professional employed through the Company's business.

        2.16 Agreements, Contracts and Commitments. Except as set forth in
Schedule 2.16(a), the Company does not have, is not a party to nor is it bound by:

                (a) any collective bargaining agreements;

                (b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company without liability of financial obligation of the Company;

                (c) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company;

                (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (e) any fidelity or surety bond or completion bond;

                (f) any lease of personal property having a value individually in excess of $10,000;

                (g) any agreement of indemnification or guaranty;

                (h) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

                (i) any agreement relating to capital expenditures and involving future payments in excess of $25,000;

                (j) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

                (k) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (g) hereof;

                (l) any purchase order or contract involving $10,000 or more;

                (m) any construction contracts;

                (n) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement;

                (o) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

                (p) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity;

                (q) any agreement pursuant to which the Company has advanced or loaned any amount to any stockholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice;

                (r) any settlement agreement that provides for continuing obligations of the Company; or

                (s) any other agreement that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

                Except as set forth on Schedule 2.16(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.16(a), Schedule 2.14(m) or Schedule 2.14(n) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

        2.17 Change of Control Payments. Schedule 2.17 sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of the Company as a result of or in connection with the Merger.

        2.18 Interested Party Transactions. Except as set forth on Schedule 2.18, to the Company's knowledge, no officer, director or Company Affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such person has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity that furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (b) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(c) a beneficial interest in any contract or agreement set forth in Schedule 2.14(m) or Schedule 2.14(n); provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section
2.18. There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). None of the Company stockholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

        2.19 Compliance with Laws. The Company is not in conflict in any material respect with, or in material default or in violation in any material respect of any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected. To the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened against the Company, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

        2.20 Litigation. There is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers, directors or employees by or before any Governmental Entity. Schedule 2.20 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

        2.21 Insurance. Schedule 2.21 sets forth each insurance policy and fidelity bond covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.22 Minute Books. The minute books of the Company made available to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company through the date hereof.

        2.23 Environmental Matters. The Company (a) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws; (b) is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder. No Hazardous Materials are present in, on, or under (or, to the knowledge of the Company, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by the Company so as to give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws. For the purposes of this Section 2.23, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials or (b) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

        2.24 Brokers, Financial Advisors and Transaction Expenses. Except as set forth on Schedule 2.24, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Attached to Schedule 2.24 are copies of any written agreements and the summary of terms for any oral agreements with respect to such fees.

        2.25 Employee Matters and Benefit Plans.

                (a) Definitions. With the exception of the definition of "Company Affiliate" set forth in Section 2.25(a)(i) (such definition shall only apply to this Section 2.25), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                        (i) "Company Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder and include (without limitation) the Subsidiaries;

                        (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                        (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Employee (as defined below), or with respect to whether the Company has or may have any liability or obligation;

                        (iv) "DOL" shall mean the United States Department of Labor.

                        (v) "Employee" shall mean any current, former, or retired employee, officer, director or consultant of the Company or any Company Affiliate;

                        (vi) "Employee Agreement" shall mean each management, employment, indemnification, severance, termination, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Company Affiliate and any Employee;

                        (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                        (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                        (ix) "IRS" shall mean the Internal Revenue Service;

                        (x) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                        (xi) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

                (b) Schedule. Schedule 2.25(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

                (c) Documents. The Company has provided or made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto, all related trust documents and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan;
(xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                (d) Employee Plan Compliance. Except as set forth on Schedule 2.25(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation of any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such

Company Employee Plan; (iii) no "prohibited transaction", within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Company Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Company Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Company Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or Section 4975 through 4980 of the Code.

                (e) Pension Plans. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA.

                (f) Multiemployer Plans. At no time has the Company or any Company Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

                (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.25(g), no Company Employee Plan provides, or reflects or represents any liability to provide, life insurance, health or other employee benefits to any person upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) or any other person would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                (h) COBRA. Neither the Company nor any Company Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Healthcare Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any similar provisions of state law applicable to its Employees.

                (i) Effect of Transaction.

                        (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.25(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, indemnification, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (ii) Except as set forth on Schedule 2.25(i)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee resulting from the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

                (j) Employment Matters. Schedule 2.25(j) lists all current officers, directors and employees of the Company. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Each person who is acting or has acted as a consultant to the Company is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company. Schedule 2.25(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

                (k) Labor. No work stoppage or labor strike against the Company is pending or has been threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.25(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.25(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                (l) No Interference or Conflict. To the knowledge of the Company, no stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

                2.26 Bank Accounts. Schedule 2.26 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

                2.27 Accounts Receivable. The receivables shown on the Current Company Balance Sheet arose in the ordinary course of the Company's business and have been collected or represent valid and enforceable obligations of customers of the Company. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP and in accordance with the past practices of the Company. The receivables of the Company arising after the date of the Current Company Balance Sheet and prior to the Closing Date arose or will arise in the ordinary course of the Company's business and have been collected or represent valid and enforceable obligations of customers of the Company. To the Company's knowledge, none of the accounts receivable of the Company is subject to any material claim of offset, recoupment, setoff or counter-claim and it has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables is contingent upon the performance by the Company of any obligation or contract other than normal warranty repair and replacement. No person has any Lien on any of such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.
Schedule 2.27 sets forth an aging of accounts receivable of the Company in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims.

                2.28 Indemnification Obligations. The Company has no knowledge of any action, proceeding or other event pending or threatened against any officer or director of the Company that would give rise to any indemnification obligation of Company to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

                2.29 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with the Information Statement or other documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                2.30 Certain Relationships. The Company does not believe that failure to pay the outstanding obligations to any person listed on Schedule 2.14(m)(ii) has materially injured its business relationship with such persons and that, upon payment to each person of the Company's outstanding obligation, such person will be willing to engage in transactions with the Company on terms and for goods or services substantially similar to those which have been provided in the past, before such outstanding obligations arose.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as of the date of the Original Agreement (except where such representation or warranty is expressly made as of another specific date) as follows:

        3.1 Organization of Parent and Merger Sub. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent or Merger Sub or the ability of either to consummate the transactions contemplated hereby. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date, to the Company. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provision of its Certificate of Incorporation or Bylaws.

        3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms subject to the Bankruptcy Exception. No vote of holders of Parent's stockholders is necessary to approve the Agreement and the Merger and the other transactions contemplated hereby.

        3.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (b) any indenture, mortgage, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a material adverse effect on Parent or Merger Sub.

        3.4 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, and
(b) such consents,
approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

        3.5 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable; provided, however, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

        3.6 SEC Filings; Parent Financial Statements.

                (a) Parent has filed all forms, reports, and documents required to be filed by Parent with the U. S. Securities and Exchange Commission ("SEC") and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." As of their respective filing dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports. The Parent SEC Reports, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to the Company pursuant to this Agreement, when considered together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in or incorporated by reference into the Parent SEC Reports (the "Parent Financial Statements"), including each Parent SEC Report filed after the date hereof until the Closing,
(i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments that will not be material in amount or effect). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

                                   ARTICLE IV

                            SECURITIES LAW COMPLIANCE

        4.1 Securities Act Exemption. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) or Rule 506 thereof. Prior to the Closing Date, each of the Company's stockholders shall have provided

Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

        4.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract that continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

        4.3 The Company Stockholders' Restrictions Regarding Securities Law Matters. Each stockholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such stockholder, shall be bound by the following provisions:

                (a) Such stockholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

                (b) Such stockholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the stockholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

                                ARTICLE V

                   CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees, and agrees to cause each of its Subsidiaries (in each case, except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its Subsidiaries.

                In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, which consent shall not be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, neither the Company nor its Subsidiaries shall do any of the following:

                (a) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $25,000 or in the ordinary course of business in excess of $50,000;

                (b) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

                (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property (other than pursuant to end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall (i) contain any right of refusal to the license or (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations) or enter into grants to future patent rights;

                (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

                (e) Amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts;

                (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

                (g) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

                (h) Issue, grant, deliver, sell, pledge or authorize, or otherwise encumber or propose to do any of the foregoing, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares of Company Capital Stock or other convertible securities, except for (A) the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options, warrants or Company Preferred Stock, (B) the grant of stock options to new employees pursuant to outstanding written offers of employment, and (C) the issuance on terms acceptable to Parent of a promissory note in original principal amount of up to $500,000 (the "Bridge Note") the proceeds of which shall be used only to cover ordinary course operating expenses of the Company from the issuance of the Bridge Note through the Effective Time;

                (i) Cause or permit any amendments to its Certificate of Incorporation or Bylaws or equivalent charter documents;

                (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate;

                (k) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice and except for the sale, lease or disposition (other than through licensing) of a property or assets which are not material, individually or in the aggregate, to the business of Company;

                (l) Except in the case of the Bridge Note, incur individual liabilities in excess of $25,000 in any one case or $50,000 in the aggregate or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

                (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

                (n) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except
(i) as consistent with the ordinary course of the Company consistent with past practice with employees who are terminable "at will," (ii) the Company may pay its employees the Special Bonus (as defined in Section 6.20(b)) and (iii) the Company may negotiate amendments to the outstanding Company Options and warrants as provided in Section 6.19);

                (o) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

                (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP, make any change in accounting methods, principles or practices;

                (q) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto) or that arose in the ordinary course of business subsequent to March 31, 2000 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

                (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                (s) Enter into any strategic alliance, joint development or joint marketing agreement;

                (t) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit or (iii) for a breach of this Agreement;

                (u) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

                (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

                (w) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code; or

                (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        5.2 Notices. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act and any other applicable law in connection with the transactions provided for in this Agreement.

                               ARTICLE VI

                          ADDITIONAL AGREEMENTS

        6.1 Access to Information. The Company shall afford Parent and its accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and
(b) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        6.2 Confidentiality. The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement, dated as of May 16, 2000 (the "Confidentiality Agreement"), which confidentiality agreement will continue in full force and effect in accordance with its terms.

        6.3 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company stockholders in connection with the Company's request for approval of the transactions contemplated by this Agreement) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

        6.4 Consents. The Company shall promptly apply for or otherwise seek and use commercially reasonable efforts to: (a) obtain all consents and approvals from any Governmental Entity set forth in Schedule 2.6; (b) obtain all consents and approvals from the landlord under the lease with Angus McCarthy, the lenders under the Capital Lease with Dell Financial and the Capital Lease with Balboa Capital and from Exodus Communications under the Master Agreement with Exodus Communications, in each case under this clause (b) as described in Schedule 2.6(c); (c) ensure that at least four of the Company's distribution agreements with Inc.com, Business Week, Fortune/FSB, Vertical Net and WSJ/Dow Jones are Satisfied Agreements; and (d) ensure that at least 75% of the agreements set forth on Schedule 6.4 are Satisfied Agreements. For purposes of this Section 6.4, a "Satisfied Agreement" shall be an agreement (i) for which the Company has obtained all required consents, approvals or waivers in connection with the transactions contemplated by this Agreement or (ii) which does not require such consent, approval or waiver.

        6.5 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

        6.6 Best Efforts; Additional Documents and Further Assurances. Each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied and to close the transactions contemplated by this Agreement as soon as expeditiously possible and in no event later than July 1, 2000, (b) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (c) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        6.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

        6.8 Reorganization. It is the intent of the Company, Parent, Merger Sub and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent.

        6.9 Nasdaq National Market. Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable in connection with the Merger, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

        6.10 Certain Agreements.

                (a) The Company will use all commercially reasonable efforts to cause all present employees and consultants of the Company who have not previously executed the Company's forms of assignments of copyrights and other intellectual property rights to the Company (an "Assignment Agreement") to execute such forms.

                (b) In addition, the Company will use commercially reasonable efforts to make one good faith attempt to contact each person who (i) worked previously as an employee or consultant for the Company and (ii) who participated in the development of any of the products utilized in the operation of the Company's business and (iii) who has not signed an Assignment Agreement; provided that in the case of any such person with whom the Company makes contact, the Company shall use commercially reasonable efforts to obtain an Assignment Agreement from such person.

        6.11 Non-Competition Agreements. On or before the Closing, the Company will use its best efforts to cause each employee listed on Schedule 6.14(a) to execute a Non-Competition Agreement (as defined in Section 7.3(f)).

        6.12 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

        6.13 Registration Rights. Parent agrees that the stockholders of the Company receiving Parent Common Stock in the Merger pursuant to Section 1.6(a) hereto shall be entitled to the registration rights set forth in the Declaration of Registration Rights attached as Exhibit B.

        6.14 Employment Offers and Benefit Arrangements.

                (a) Parent may in its sole discretion make (or cause one of its affiliates to make) offers of employment (which employment will commence post-Closing) to any or all employees of the Company, provided, that Parent shall make such offers of employment with Parent or one of its affiliates (including the Surviving Corporation) to all persons listed on Schedules 6.14(a) and 6.14(b), which offers shall be consistent in each case with Parent's current salary and benefits structure for the position which each such person is offered employment, provided, however, that the employment offer to Ashley Matchett shall not require termination of her current project consulting agreement with Cisco Systems for a period of up to 90 days after Closing. Parent shall use its best efforts to make such offers as soon hereafter as possible, but in no event later than 3 days after the execution of this Agreement. Employment of any Company employees by Parent, an affiliate of Parent or the Surviving Corporation following the Closing shall be subject to Parent's established policies generally applicable to new employees. The Company will use commercially reasonable efforts to cooperate with Parent to ensure that Company employees that Parent wishes to retain become employees of Parent and that the persons listed on Schedule 6.14(a) and at least five of the persons listed on Schedule 6.14(b) enter into mutually acceptable employment arrangements with Parent, its affiliate or the Surviving Corporation effective as of the Effective Time. Employees of the Company who become employed by the Parent or the Surviving Corporation are referred to as "Continuing Employees."

                (b) Prior to the Closing Date, Parent and the Company shall mutually agree on a plan for making available to Continuing Employees a pool of options to acquire shares of Parent Common Stock, which options shall be allocated among the Continuing Employees as agreed between the Company and the Parent, provided, however, that the allocation of such options shall be consistent with Parent's current employment practices, option issuance practices and Parent's option plans.

                (c) On or prior to the Closing Date, Parent and each Continuing Employee shall negotiate mutually acceptable employment arrangements, which shall include the applicable option and bonus provisions described in this
Section 6.14.

        6.15 No Solicitation.

                (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 9, the Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, Company Affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined); (ii) furnish to any person any non-public information with respect to any Acquisition Proposal; (iii) participate or engage in any discussions or negotiations with any person with respect to any Acquisition Proposal, except that the Company may inform third parties, in response to unsolicited inquiries, of the existence of these provisions; (iv) except as permitted in connection with this Agreement, approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract, agreement, agreement in principle or commitment contemplating or otherwise relating to any Acquisition Transaction (as hereinafter defined). The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.15 by the Company.

                For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of the Company, or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

                (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 6.15, the Company as promptly as practicable shall advise Parent orally and in writing of any request for information or any other inquiry that the Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal.

        6.16 Notification of Employee Problems. The Company will promptly notify Parent if any of the Company's officers becomes aware that any employee of the Company or of any of its subsidiaries intends to leave its employ.

        6.17 Company Dissenting Shares. As promptly as practicable after the date the Information Statement is distributed to the Company's shareholders and prior to the Closing Date, the Company shall furnish Parent with the name and address of each Company stockholder who has up to such time dissented and the number of shares owned by such Company stockholder.

        6.18 Litigation. The Company will notify Parent in writing promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or other Governmental Entity, initiated by or against the Company or threatened against it.

        6.19 Exercise or Cancellation of Options and Warrants. Promptly after the execution of this Agreement, the Company shall use its best efforts to enter into agreements with holders of the Company Options and any warrants, to the extent that it has not already done so, to acquire Company Capital Stock to cause such holders to exercise in full all such Company Options and warrants, or to cancel such Company Options and warrants, to the end that no Company Options or warrants to acquire Company Capital Stock will be outstanding immediately prior to the Closing. In connection with such agreements, the Company may, in its discretion, accelerate vesting in connection with the Merger.

        6.20 Adjustment to Aggregate Cash Component; Related Actions.

                (a) The Company shall instructs its legal counsel, accountants, financial professionals and other advisors providing services to the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Company Advisors") to prepare and deliver Parent or to its counsel no later than one (1) business day before the Closing, a good faith, reasonable estimate of the fees and expenses for such services provided by such Company Advisor in connection therewith through the Closing (the "Advisor Fees"). Parent shall have the right to review all such estimates for apparent accuracy and reasonableness and may dispute an estimate which it believes in its reasonable good faith discretion is inaccurate or unreasonable. Based on accepted estimates at Closing, Parent shall pay all Advisors Fees as set forth on Schedule 6.20(a) at Closing ("Advisor Fee Payments"). To the extent that the aggregate of such Advisor Fee Payments exceed $250,000, Parent shall reduce the Aggregate Cash Component on a dollar-for-dollar basis for the amount that such fees and expenses exceed $250,000. Any fees of the Company's Advisors not otherwise accounted for at the Closing under this Section 6.20(a) shall be recoverable from the Escrow Fund.

                (b) At the Closing, Parent shall issue a Promissory Note in the original principal amount of the outstanding balance of the Bridge Note, upon surrender by the holder thereof for payment, and shall reduce the Aggregate Cash Component on a dollar-for-dollar basis for all sums paid in satisfaction of such outstanding balance ("Bridge Note Payment"). At the Closing, the

Surviving Corporation shall assume any debts of the Company outstanding under the Parent Bridge Note. At the Closing, Parent shall pay in cash an amount up to $113,000 to be used by the Company to pay a special bonus to the Company's employees upon the Closing (the "Special Bonus"), and shall reduce the Aggregate Cash Component on a dollar-for-dollar basis for all sums paid in connection with the Special Bonus (the "Special Bonus Payment").

                (c) The Company shall deliver to Parent no later that one (1) day before the Closing, an estimate (the "Payables Amount Estimate") of the Company's accounts payable, notes payable and other liabilities then required to be reflected on its balance sheet as of the Closing Date in accordance with GAAP (the "Payables Amount"), which the parties acknowledge will include: (i) liabilities for fees and expenses incurred other than in connection with this transaction by the Company to Brobeck, Phleger and Harrison LLP, counsel to the Company (i.e., other than as Advisor Fees), and (ii) deferred compensation not in excess of $345,000. Parent shall pay or cause to be paid all uncontested liabilities in full. Parent shall pay those payables listed on Schedule 6.20(c)(1) in cash at Closing. Parent shall pay those payables listed on
Schedule 6.20(c)(2) by the issuance of Promissory Notes at Closing. All remaining payables will be paid by Parent according to normal trade terms. As of the Closing, Parent shall reduce the Aggregate Cash Component on a dollar-for-dollar basis for all sums (excluding those paid or provided for by Parent pursuant to Sections 6.20(a) and (b) and excluding the Parent Bridge
Note) in excess of $645,000 accrued in connection with the liabilities included in the Payables Estimate Amount ("Payables Reduction Amount").

                (d) Promptly after the Closing, and in no event more than twenty
(20) business days thereafter, the Securityholder Agent shall cause to be prepared and delivered to Parent an unaudited balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). Parent shall not have any obligation to pay fees of any professionals of Securityholder Agent in preparation of the Closing Balance Sheet, but shall provide reasonable cooperation and assistance, including access during business hours to the Company's books and records, to facilitate Securityholder Agent's preparation of the Closing Balance Sheet. The Closing Balance Sheet, when delivered to Parent, shall be accompanied by a certificate of the Securityholder Agent, representing and warranting to Parent that the Closing Balance Sheet is complete in all material respects, was prepared in accordance with generally accepted accounting principles applied on a basis consistent with that used for preparation of the Company Financials, and fairly present the financial position of the Company as of the Closing Date; the representations in such certificate and the accompanying Closing Balance Sheet shall be deemed representations of the Company for the purposes of Section 8.2(a)(i) and Article VIII. If the Closing Balance Sheet reflects that (i) the Payables Amount exceeds the Payables Amount Estimate, then Parent may recover as a Loss under Article VIII the amount by which such difference exceeds $5,000; provided, that, the amount of such recovery shall not exceed the amount by which the Payables Amount exceeds $645,000; or (ii) the Payables Amount Estimate exceeds the Payables Amount, then the Company stockholders may offset claims for Losses by such difference; provided, that, the amount of such offset shall not exceed the Payables Reduction Amount.

                (e) The "Cash Reduction Amount" means the sum of (i) the Advisor Fee Payments plus (ii) the Bridge Note Payment plus (iii) the Payables Reduction Amount plus (iv) the Special Bonus Payment. To the extent that the Cash Reduction Amount exceeds the Aggregate Cash Component at the Closing, Parent may reduce the Aggregate Number of Shares on up to a dollar-for-dollar basis, valuing each share of Parent Common Stock as the average of the closing sale prices of Parent Common Stock as reported on the Nasdaq National Market over the 10-day period ending three business days prior to the Closing Date.

        6.21 Preparation of Information Statement. The Company shall assist and shall cause its legal counsel to assist in prompt preparation and transmission to its stockholders of an information statement and a supplemental information statement which, together, comply with Regulation D under the Securities Act in connection with the solicitation of the votes of its stockholders for approval of this Agreement, the Merger and transactions contemplated by this Agreement.

        6.22 Parent Bridge Loan. The Company acknowledges that on the date of the Amended Agreement, and in consideration for the agreements contained therein, Parent provided the Company with a loan in original principal amount of $450,000 evidenced by a promissory note (the "Parent Bridge Note") the proceeds of which were used and, to the extent still available, shall continue to be used
(i) to cover ordinary course operating expenses of the Company incurred from June 16, 2000 to the Closing Date and (ii) to repay certain of the Company's accounts payable as agreed with Parent. Subsequent to the Closing, the Parent Bridge Note shall be accounted for as an inter-company loan between Parent and the Surviving Corporation.

                               ARTICLE VII

                        CONDITIONS TO THE MERGER

        7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                (a) Stockholder Approval. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

                (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or other transactions contemplated by this Agreement shall be in effect.

                (c) Closing Date Payment Schedule. Parent and the Company shall each have reviewed and approved a schedule (the "Closing Date Payment Schedule") reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held, the aggregate number of shares of Parent Common Stock and the portion of the Aggregate Cash Component payable to such holder in the Merger (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares.

                (d) Consent of Governmental Entities. There shall have been obtained such permits or authorizations, and there shall have been taken such other action as may be required to consummate the Merger and the transactions contemplated by this Agreement, by any Governmental

Authority, including but not limited to satisfaction of all requirements under applicable securities laws and any applicable notices shall have been filed and waiting periods terminated or expired under any statue or governmental regulation.

        7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                (a) Representations and Warranties. The representations and warranties of Parent and the Merger Sub contained in this Agreement shall be true and correct on and as of the date of the Original Agreement and on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

                (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

                (c) Legal Opinion. The Company shall have received a legal opinion from Fenwick & West LLP, counsel to Parent, in substantially the form attached hereto as Exhibit C.

                (d) Declaration of Registration Rights. Parent shall have executed and delivered to the Company the Declaration of Registration Rights.

                (e) Tax Opinion. Parent and the Company shall have each received written opinions from their respective tax counsel (Fenwick & West LLP and Brobeck Phleger & Harrison, LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that a Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless deem to be satisfied if counsel to the other party renders such opinion to such party (however, there being no obligation of counsel to the other party to render such opinion). The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                (f) No Material Adverse Change In Parent Common Stock Price. The closing price of the Parent Common Stock on the Nasdaq National Market on the last trading day before the Closing Date shall not be less than 50% of the closing price of the Parent Common Stock on the last trading day before the date of the Original Agreement.

        7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (including the Company Schedules) shall be true and correct on and as of the date of the Original Agreement and on and as of June 16, 2000, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the June 16, 2000; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

                (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

                (c) Legal Opinion. Parent shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit D.

                (d) Termination of Investor Rights. Parent shall have been furnished evidence satisfactory to it that all investor rights granted by the Company to its stockholders (and by one or more stockholders to one or more other stockholders) and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

                (e) Escrow Schedule. The Company shall have executed and delivered to Parent the Escrow Schedule (as defined in Section 8.2 hereof).

                (f) Non-Competition Agreements. Non-Competition Agreements shall have been duly executed and delivered to Parent in the form attached hereto as Exhibit E ("Non-Competition Agreement"), by each person listed on Schedule 6.14(a).

                (g) Resignations. The directors and officers of the Company in office immediately prior to the Effective Time of the Merger shall have resigned as directors and officers of the Company effective as of the Effective Time of the Merger.

                (h) Investor Representations. Each of the Company's stockholders shall have executed and delivered an Investment Representation Letter in the form provided by Parent and have otherwise fully complied with Section 4.1. The availability of exemptions from registration as described in Section 4.1 shall have been ensured to the satisfaction of Parent and its counsel.

                (i) Tax Opinion. Parent and the Company shall have each received written opinions from their respective tax counsel (Fenwick & West LLP and Brobeck Phleger & Harrison, LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that a Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to the other party renders such opinion to such party (however, there being no obligation of counsel to the other party to render such opinion). The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                (j) No Material Adverse Change. As of June 16, 2000, there shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition, operations, results of operations or sales prospects of the Company, except for a change shown to have been a direct effect of the public announcement or pendency of the transactions contemplated hereby on customers, suppliers, employees or revenues of the Company, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company. In determining whether such a material adverse change has occurred any change (i) in law, rule or regulations or generally accepted accounting principles or interpretations thereof that applies to both Parent and the Company or (ii) in economic or business conditions generally or in the e-commerce industry specifically shall not be considered.

                (k) Release Agreements. The Company agrees to use its best efforts to negotiate a separation agreement and general release ("Release") with each Company employee not offered continuing employment by Parent (the "Terminating Employees") on terms and conditions that are acceptable to Parent, Company and each Terminating Employee. Company agrees to submit any proposed Release terms to Parent for its approval in advance of any such terms being offered to any Terminated Employee. Parent shall have sole responsibility for making any payments provided by the terms of any Release. Parent and Company will each use its best efforts to obtain a signed Release from each Terminating Employee prior to the Effective Time.

                (l) Unanimous Shareholder Approval. Each of the Company's shareholders as of May 25, 2000, without exception, shall have approved the Agreement and the transactions contemplated hereby, and shall have specifically approved the potentially different distribution of Merger Consideration to holders of shares of the same class and same series of the Company's Capital Stock contemplated under Section 1.6(a)(iii).

                (m) Release From Rockham. Rockham shall have executed and delivered to the Company a release, in form and substance satisfactory to Parent, accepting as full satisfaction of all of the Company's obligations under the letter agreement between Rockham and the Company, dated as of May 20, 2000, and the amended letter agreement between Rockham and the Company, dated as of June 20, 2000, with regard to the amount of cash Merger Consideration to be paid to Rockham in connection with the transactions as such amount is contemplated by this Agreement.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        8.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on June 16, 2001 (the "Expiration Date"), except that such representations and warranties of the Company shall survive until the expiration of the statute of limitations therefor with regard to claims for fraud. The representations and warranties of the Parent and the Merger Sub set forth in Section 3 of this Agreement or in any instrument delivered pursuant to this Agreement shall each expire on the Effective Time.

        8.2 Escrow Arrangements.

                (a) Escrow Fund. At the Effective, Time the Company's stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (which amount shall include New Shares in accordance with Section 8.2(c)(ii)) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company stockholder, will be deposited with Chase Manhattan Bank and Trust Company, N.A. (or other institution acceptable to Parent and the Securityholder Agent) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock and portion of the Aggregate Cash Component which such holder would otherwise be entitled under Section 1.6(a) and shall be in the respective share amounts and percentages listed opposite each Company stockholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "Escrow Schedule"). The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (exclusive of any punitive damages asserted solely by Parent or its affiliates and not related to any Third-Party Claim) (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) or (ii) any failure by the Company to perform or comply with any covenant or obligation contained herein or (iii) Advisors Fees not otherwise accounted for at the Closing under Section 6.20(a) or (iv) any adjustment under
Section 6.20(d)(i); provided that such claims must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Except as otherwise provided herein, Parent may not receive any shares, cash or property from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2(d) below) identifying Losses, the aggregate amount of which exceed $100,000 (except in the case of Losses arising from fraud, from Advisor Fees not otherwise accounted for at the Closing under Section 6.20(a) or under 6.20(d)(i), as to each of which such threshold shall not apply), have been delivered to the Escrow Agent as provided in paragraph (f) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses (including any Losses within the $100,000 threshold) for which there is no objection or any objection had been resolved in favor of Parent, its affiliates or the Surviving Corporation in accordance with the provisions of this Article VIII. For purposes of this
Article VIII, the phrases "Company stockholders" and "stockholders of the Company" shall refer to the stockholders of the Company immediately prior to the Effective Time.

                (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the

Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(g) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims; provided, however, the Escrow Agent shall release to the stockholders of the Company on the Expiration Date such portion of the Escrow Fund that is in excess of the amount in dispute of any unsatisfied claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions of Parent Common Stock and cash to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the Company stockholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock and comprising the Escrow Amount. Securityholder Agent (as defined below) shall provide to the Escrow Agent a current schedule of Company stockholders' names and addresses and pro rata shares of the Escrow Amount prior to the date of distribution of the Escrow Amount.

        (c) Protection of Escrow Fund; Investment of Cash Component.

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                (iii) Each Company stockholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock and deemed to be the holder of the cash contributed to the Escrow Fund by such Company stockholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock) and of interest credited on account of such cash.

                (iv) During the term of this Escrow Agreement and after the payment of Escrow Note, the portion of the Aggregate Cash Component and other cash sums which are on deposit with the Escrow Agent as part of the Escrow Fund shall be invested and reinvested by the Escrow Agent, in a time deposit or demand deposit or cash escrow account with the Escrow Agent. Such interest shall earn interest of at least the average London Inter-bank Overnight Rate. Such interest will be computed daily and credited to the account monthly.

                (d) Claims Upon Escrow Fund.

                        (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty, covenant or obligation to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock and cash held in the Escrow Fund in an amount equal to such Losses. If such amounts become due from the Escrow Fund before the due date of the Escrow Note, the Escrow Note shall be exchanged by the Escrow Agent and Parent for a substitute note of like tenor, except that the interest and outstanding principal balance thereon shall be adjusted to take into account any payment on account of the Loss in such Officer's Certificate payable under this Article VIII.

                        (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the Nasdaq Stock Market for the thirty (30) consecutive trading days ending three days prior to the Expiration Date. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

                (e) Transfers.

                        (i) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated on Exhibit F hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                        (ii) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

                        (iii) Each party hereto and Company stockholder, except the Escrow Agent, shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

                (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                (g) Resolution of Conflicts; Arbitration.

                        (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock and cash (or exchange of Escrow Note, if applicable, as provided in Section 8.2(d)) from the Escrow Fund in accordance with the terms thereof.

                        (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the non-prevailing party in the event that the arbitrators award Parent the sum of one-half (_) or less of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration, independent of the Escrow Fund.

                (h) Securityholder Agent of the Stockholders; Power of Attorney.

                        (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Paul Smith shall be appointed as the Securityholder Agent and in such capacity act as agent and attorney-in-fact for each stockholder of the Company (except such stockholders, if any, as shall have perfected their dissenters' rights under Delaware Law with regard to Dissenting Shares), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock and cash from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

                        (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                (i) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

                (j) Third-Party Claims.

                        (i) If any third party shall notify Parent or its affiliates with respect to any matter (hereinafter referred to as a "Third-Party Claim"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third-Party Claim or of facts upon which any such Third-Party Claim will be based setting forth such material information with respect to the Third-Party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company stockholders from any obligation hereunder unless the Securityholder Agent and the Company stockholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company stockholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third-Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third-Party Claim as is then reasonably available to Parent.

                        (ii) In case any Third-Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(j)(i), the Securityholder Agent and the Company stockholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company stockholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                                (A) Parent has reasonably determined that Losses
which may be incurred as a result of the Third-Party Claim do not exceed either individually, or when aggregated with all other Third-Party Claims, the total dollar value of the Escrow Fund (with the value of the Escrow Shares determined in accordance with Section 8.2(d)(ii) hereof);

                                (B) the Third-Party Claim involves only money
damages and does not seek an injunction or other equitable relief;

                                (C) settlement of, or an adverse judgment with
respect to, the Third-Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                                (D) counsel selected by the Securityholder Agent
is reasonably acceptable to Parent.

                        If the Securityholder Agent and the Company stockholders so assume any such defense, the Securityholder Agent and the Company stockholders shall conduct the defense of the Third-Party Claim actively and diligently. The Securityholder Agent and the Company stockholders shall not compromise or settle such Third-Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable, which shall not be unreasonably withheld.

                        (iii) In the event that the Securityholder Agent assumes the defense of the Third-Party Claim in accordance with Section 8.2(j)(ii), Parent or its affiliates may retain separate counsel and participate in the defense of the Third-Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third-Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                        (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third-Party Claim, which Securityholder Agent had the right to assume under
Section 8.2(j)(ii), Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third-Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third-Party Claim pursuant to Section 8.2(j)(ii), Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third-Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third-Party Claim actively and diligently, and the Securityholder Agent and the Company stockholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

                (k) Escrow Agent's Duties.

                        (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and agreed to and signed by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                        (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                        (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                        (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                        (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                        (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                        (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Securityholder Agent shall be the non-prevailing party in connection with any claim or action initiated by a Company stockholder or Company stockholders, then such Company stockholder or Company stockholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                        (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                        (ix) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                        (x) It is further understood that any corporation into which the Escrow Agent is its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

                (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

                (m) Maximum Liability and Remedies. Except for fraud, (i) the rights of Parent to make claims upon the Escrow Fund in accordance with this
Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or obligation made by the Company under this Agreement and (ii) no former Company stockholder, option holder, warrant holder, director, officer, employee or agent of the Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger. Notwithstanding anything to the contrary in this Agreement, no stockholder of the Company shall be liable to Parent, Surviving Corporation or any of their affiliates for any Losses other than fraud in excess of such stockholder's portion of the

Escrow Amount; provided that no Company stockholder shall be liable for fraud claims in excess of such stockholder's portion of such claim based on such stockholder's pro rata ownership of Company Capital Stock immediately prior to the Closing.

                                   ARTICLE IX

                        TERMINATION; AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

                (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

                (b) by either Parent or the Company if: (i) the Closing Date has not occurred by July 14, 2000 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Surviving Corporation's ownership or operation of any portion of the business of the Company or (ii) compel Parent, the Company or the Surviving Corporation to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent.

                Where action is taken to terminate this Agreement pursuant to
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. Any termination of this Agreement under
Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company stockholders who receive more than 50% of the Parent Common Stock and cash issued or to be issued pursuant to Section 1.6, or by all of the Company stockholders in the case of an amendment to Article VIII.

        9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Niku Corporation
                      305 Main Street
                      Redwood City, California  94063
                      Attention:     Joshua Pickus, President, Vertical Markets
                      Telephone:     (650) 701-2704
                      Facsimile:     (650) 701-2728

                      with a copy to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, California 94306
                      Attention:     Dennis DeBroeck, Esq.
                      Telephone:     (650) 494-0600
                      Facsimile:     (650) 494-1417

               (b)    if to the Company, to:

                      bSource.com, Inc
                      415 Bryant Street
                      San Francisco, California 94107
                      Attention:  Paul Smith
                      Telephone:  (415) 644-9800
                      Facsimile:  (415) 644-9801
                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Two Embarcadero Place, 2200 Geng Road
                      Palo Alto, CA 94303
                      Attention:    Warren Lazarow, Esq.
                      Telephone:    (650) 424-0160
                      Facsimile:    (650) 496-2885

               (c)    if to the Securityholder Agent:

                      Mr. Paul Smith
                      bSource.com, Inc
                      415 Bryant Street
                      San Francisco, California 94107
                      Telephone: (415) 644-9800
                      Facsimile: (415) 644-9801

               (d)    if to the Escrow Agent:

                      Chase Manhattan Bank and Trust Company, N.A.
                      101 California Street, Suite 2725
                      San Francisco, California 94111
                      Attention:  Mitch Gardner
                      Telephone:  (415) 954-9561
                      Facsimile: (415) 693-8850

        10.2 Expenses. In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. In the event that the Merger is consummated, Third-Party Expenses of the Company shall be handed as provided in Section 6.20.

        10.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.5 Entire Agreement; Assignment. Except for the Confidentiality Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. To the extent that disclosure is made on any schedule to this Agreement, such disclosure shall be deemed to have been made on any other disclosure schedule to the extent that it is reasonably apparent that such disclosure relates to the subject matter of such other schedule. No disclosure on any schedule to this Agreement shall be deemed an admission as to the materiality of such item.

        10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent (only as to Articles VIII and X) and the Escrow Agent (only as to Articles VIII and X) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


NIKU CORPORATION                            BSOURCE.COM, INC.
A DELAWARE CORPORATION                      A DELAWARE CORPORATION

By:  /s/ Joshua Pickus                      By:  /s/ Paul Smith
   --------------------------------            ---------------------------------


SECURITYHOLDER AGENT:                       bSOURCE ACQUISITION CORPORATION
                                            A DELAWARE CORPORATION

By:  /s/ Paul Smith                         By:  /s/ Joshua Pickus
   --------------------------------            ---------------------------------


ESCROW AGENT

CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.

By:  /s/ Mitch Gardner

Name:   Mitch Gardner

Title:  Assistant Vice President

                            INDEX OF EXHIBITS


EXHIBIT                   DESCRIPTION
-------                   -----------
Exhibit A                 Form of Certificate of Merger

Exhibit B                 Form of Declaration of Registration Rights

Exhibit C                 Form of Legal Opinion of Counsel to Parent

Exhibit D                 Form of Legal Opinion of Counsel to the Company

Exhibit E                 Form of Non-Competition Agreement

Exhibit F                 Escrow Agent Instructions

                           INDEX OF SCHEDULES

SCHEDULE               DESCRIPTION
--------               -----------
2.2                    Subsidiaries
2.3(a)                 Stockholder List
2.3(b)                 Option Holder List
2.3(c)                 Warrant Holder List
2.5                    Conflicts
2.6                    Governmental and Third-Party Consents
2.7                    Company Financials
2.8                    Undisclosed Liabilities
2.9                    No Changes
2.9(i)                 Compensation Changes
2.10                   Tax Returns and Audits
2.12(a)                Leased Real Property
2.12(b)                Liens on Property
2.12(c)                Equipment
2.12(d)                Company Customer Information
2.13                   Government Authorizations
2.14(b)                Registered Intellectual Property Rights
2.14(c)                IP Actions To Be Taken Within 120 Days of Closing Date; Special Status
2.14(d)                Intellectual Property Rights
2.14(h)                Intellectual Property In-Licenses
2.14(i)                Employees Without IP Assignments
2.14(j)                Form of Proprietary Information, Confidentiality and Assignment Agreement
2.14(k)                Third-Party Ownership Rights to Licensed Technology or Intellectual Property
2.14(m)(i)             Form of "Shrink-Wrap" License; Outbound Licenses
2.14(m)(ii)            Overdue Accounts Payable
2.14(n)                Intellectual Property Obligations
2.14(q)                Intellectual Property Infringement
2.14(t)                Necessary Technology and Intellectual Property Rights
2.14(u)                IP Consequence of Merger
2.16(a)                Agreements, Contracts and Commitments
2.16(b)                Breaches
2.17                   Change of Control Payments
2.18                   Interested Party Transactions
2.20                   Litigation
2.21                   Insurance Policies
2.24                   Brokers/Finders Fees
2.25(b)                Employee Benefit Plans and Employees
2.25(d)                Employee Plan Compliance
2.25(g)                Post-Employment Obligations
2.25(i)(i)             Effect of Transaction
2.25(i)(ii)            Excess Parachute Payments
2.25(j)                Officers, Directors and Employees
2.25(k)                Labor

SCHEDULE               DESCRIPTION
--------               -----------
2.26                   Bank Accounts
2.27                   Accounts Receivable
6.14(a) and (b)        Employees
7.3(c)                 Satisfied Agreements

                                                               EXHIBIT A



                          CERTIFICATE OF MERGER
                                   OF
                            BSOURCE.COM, INC.
                              WITH AND INTO
                     BSOURCE ACQUISITION CORPORATION


     ---------------------------------------------------------------

                     PURSUANT TO SECTION 251 OF THE
            GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
     ---------------------------------------------------------------



        bSource Acquisition Corporation, a Delaware corporation ("bSource Acquisition"), does hereby certify to the following facts relating to the merger (the "Merger") of bSource.com, Inc., a Delaware corporation ("bSource"), with and into bSource Acquisition, with bSource Acquisition remaining as the surviving corporation of the Merger (the "Surviving Corporation"):

FIRST: bSource Acquisition is incorporated pursuant to the General Corporation Law of the State of Delaware ("DGCL"). bSource is incorporated pursuant to the DGCL. BSource Acquisition and bSource are the constituent corporations in the Merger.

SECOND: An Agreement and Plan of Reorganization has been approved, adopted, certified, executed and acknowledged by bSource Acquisition and by bSource in accordance with the provisions of subsection (c) of Section 251 of the DGCL.

THIRD:         The surviving corporation of the Merger shall be bSource
               Acquisition.

FOURTH: The Certificate of Incorporation of bSource Acquisition shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Agreement and Plan of Reorganization is on file at the principal place of business of bSource Acquisition, the Surviving Corporation, at 305 Main Street, Redwood City, California 94063.

SIXTH: A copy of the executed Agreement and Plan of Reorganization will be furnished by bSource Acquisition, the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.

        This Certificate of Merger shall become effective on ________ ___, 2000.

        IN WITNESS WHEREOF, bSource Acquisition has caused this Certificate of Merger to be executed by its duly authorized Chief Executive Officer as of ________ ___, 2000.


                                            BSOURCE ACQUISITION CORPORATION



                                            By:
                                               ---------------------------------
                                               Joshua Pickus, President

                                                                       EXHIBIT B

                                NIKU CORPORATION

                       DECLARATION OF REGISTRATION RIGHTS


      This Declaration of Registration Rights (this "Declaration") is made as of July 7, 2000, by Niku Corporation, a Delaware corporation ("Parent"), for the benefit of stockholders of bSource.com, Inc., a Delaware corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that certain Second Amended and Restated Agreement and Plan of Reorganization dated as of July 6, 2000 (the "Reorganization Agreement"), among Parent, bSource Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), the Company and, solely as to Articles VIII and X, Paul Smith and Chase Manhattan Bank and Trust Company, N.A., and in consideration of such stockholders approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

      1. Definitions. As used in this Declaration:

            (a) "Effective Date" means March 1, 2001.

            (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (c) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

            (d) "Holder" means a stockholder of the Company to whom shares of Parent Common Stock are issued pursuant to the Reorganization Agreement or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

            (e) "Registrable Securities" means for each Holder: (i) the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement and (ii) any other shares of Parent Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares of Parent Common Stock referred to (i) above, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (a) after Parent has satisfied its obligations to register for resale and maintain the effectiveness of a registration statement relation to such shares on the terms and conditions set forth in Section 2 hereof or (b) at such time as such Holder is able to sell such shares (including all Registrable Securities held by Affiliates of such Holder, as defined pursuant to Rule 144 of the Securities
Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act; provided further, however, any shares of Parent Common Stock subject to the escrow provisions of Article VIII of the Reorganization Agreement shall not be deemed Registrable Securities for purposes of this Declaration until such time as such shares may be released to a Holder pursuant to such Article VIII.

            (f) "Securities Act" means the Securities Act of 1933, as amended.

            (g) "SEC" means the United States Securities and Exchange
Commission.

Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

      2. Registration on Form S-3.

            (a) Parent shall use its best efforts to prepare and file with the SEC within 30 days after the Effective Date, a registration statement on Form S-3, if available (or any successor form) covering all Registrable Securities; provided, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent with respect to each such Holder pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

            (b) Parent shall (i) use its best efforts to prepare and file with the SEC the registration statement in accordance with Section 2 (a) hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the first anniversary of the date of filing; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (vi) notify each

Holder at any time when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) cause all Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by Parent are then listed; and (viii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder to a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

      3. Suspension of Prospectus. Prior to any proposed disposition by Holder of any Registrable Securities under any registration statement filed pursuant to
Section 2 hereof, Holder shall notify Parent in writing of such proposed disposition. Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered within two (2) business days thereof a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 90 days in the aggregate and no longer than 30 days as to any single delay, and shall extend the time period in Section 2(b)(i)(B) if necessary by the period of such actual delay.

      4. Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions).

      5. Indemnification. In the event of any offering registered pursuant to this Declaration:

            (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a "Seller Indemnified Party"), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following statements, omissions or violations (collectively, a "Violation"): any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus including any preliminary prospectus or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any rule or regulation promulgated under the Securities Act, Exchange Act, state securities laws or common law applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein; and provided, further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of of any Seller Indemnified Party, or any person controlling such Seller Indemnified Party, from whom the person asserting any such claims, losses, liabilities, damages or actions purchased shares, if a copy of the prospectus (as then amended or supplemented if Parent shall have furnished any amendments of supplements thereto) was not sent or given by or on behalf of such Seller Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such claim, loss, liabilities, damages or actions.

            (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, and each other such Holder whose Securities are included in such Registration, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Parent Indemnified Party"), against all claims, losses, damages and liabilities (joint or several) (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus (preliminary or final), offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and furnished expressly for use in and stated to be specifically for use therein; provided, however, that the obligation of each Holder hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by such Holder of Registrable Securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is compromised as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

            (e) Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

            (f) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid of payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 5(f) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party of by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      6. Limitation on Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to stockholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such stockholders, partners, members or spouses who acquire Registrable Securities by right, will or intestate succession) and all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration. Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

      7. Reports Under Exchange Act. Parent agrees to:

            (a) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act;

            (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent; and

            (c) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act.

      8. Amendment of Registration Rights. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

      9. Governing Law. This Declaration shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to the conflict of law principles therein.

      IN WITNESS WHEREOF, this Declaration of Registration Rights is executed as of the date first above written.

                                        NIKU CORPORATION




                                        By:
                                           -------------------------------------
                                             Joshua Pickus
                                             President, Vertical Markets

                                                                       EXHIBIT C

                    Form of Opinion of Counsel to the Parent

        l. Parent has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Merger Sub has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Parent has the corporate power and authority to enter into and perform the transactions contemplated by the Closing Agreements to which it is a party, to own its properties, and to carry on its business as currently conducted. Merger Sub has the corporate power and authority to enter into and perform the transactions contemplated by the Closing Agreements to which it is a party, to own its properties, and to carry on its business as currently conducted.

        2. Each of Parent and the Merger Sub is qualified to do business as a foreign corporation and is in good standing in the State of California.

        3. The execution and delivery of the Closing Agreements by Parent have been duly authorized by all necessary corporate action on the part of the Transaction Committee of Parent's Board of Directors. The Closing Agreements have been duly executed and delivered by Parent and the Agreement constitute the valid and binding obligations of Parent enforceable against Parent in accordance with their respective terms.

        4. The execution and delivery of Agreement and the consummation of the Merger and the other transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Merger Sub's Board of Directors and the sole stockholder of Merger Sub. The Agreement has been duly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.

        5. The execution and delivery of the Closing Agreements by Parent and Merger Sub, as applicable, and the performance by Parent and Merger Sub of their respective obligations under the Closing Agreements do not conflict with, or result in a violation of: (a) the Certificate of Incorporation or Bylaws of either Parent or Merger Sub, each as amended and currently in effect; (b) to our knowledge, any U.S. federal, California State or DGCL statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub; or (c) to our knowledge, any judgment, order or decree of any court or arbitrator to which Parent is a party or is subject, which violation would result in a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under the Agreement.

        6. The shares of Parent Common Stock to be issued under the Agreement, when issued and paid for as provided in the Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

        7. The offer and sale of the Merger Shares to the bSource Stockholders in accordance with the Agreement, are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

        8. To our knowledge, all approvals, consents or authorizations of, and registrations, declarations and filings with, any U.S. federal or California State governmental authority, or, pursuant to the DGCL, to any Delaware State governmental authority, required on the part of Parent in order to enable Parent to execute, deliver and perform its obligations under the Closing Agreements have been made, except for (a) such as may be required under applicable securities laws and (b) the filing of the Certificate of Merger with the Delaware Secretary of State. Upon filing and acceptance of the Certificate of Merger with the Delaware Secretary of State, the Merger shall become legally effective in accordance with Delaware law.

                                                                       EXHIBIT D

                 Form of Legal Opinion of Counsel to the Company

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into the transactions contemplated by the Closing Agreements to which it is a party, to own, lease and operate its properties and to carry on its business as presently conducted. To our knowledge, the Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        2. The Company is duly qualified to do business as a foreign corporation and is in good standing in the States of __________.

        3. The execution and delivery of the Closing Agreements by the Company and the consummation of the Merger and other transactions contemplated thereby have been duly authorized by all necessary corporation action on the part of the Company's Board of Directors and stockholders. The Closing Agreements have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        4. The execution and delivery of the Closing Agreements by the Company and the performance by the Company of its obligations under the Closing Agreements do not conflict with, or result in a violation of: (a) the Certificate of Incorporation or the Bylaws of the Company, as amended and currently in effect; (b) to our knowledge, any U.S. Federal, California State or DGCL statute, law, ordinance, rule or regulation or, (c) to our knowledge, any judgment, order or decree of any court or arbitrator, to which the Company is a party or subject, or to which any assets or properties of the Company are bound or subject; or (d) to our knowledge, the Contracts listed on Schedule 2.16(a), 2.14(m) and 2.14(n).

        5. To our knowledge, all consents, approvals or authorizations of and registrations, declarations and filings with any U.S. Federal, California governmental authorities or pursuant to the DGCL, to any Delaware State governmental authority, required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under the Closing Agreements have been made, except for (a) such as may be required under applicable securities laws and (b) the filing of the Certificate of Merger with the Delaware Secretary of State, and upon the filing and acceptance of the Certificate of Merger with the Delaware Secretary of State, the Merger shall become legally effective in accordance with Delaware law.

        6. The authorized capital stock of the Company consists entirely of (i) 20,000,000 shares of Common Stock, $0.0001 par value per share, of which a total of _________ shares are issued and outstanding and (ii) 10,000,000 shares of authorized Preferred Stock, 1,111,111 shares of which are designated Series A Preferred Stock, all of which are issued and outstanding, and 1,725,000 shares of which are designated Series B Preferred Stock, all of which are issued and outstanding; and, no other shares of any capital stock of the Company are authorized, issued or outstanding.

        7. The Company has reserved 2,200,000 shares of Common Stock for issuance pursuant to the Company's Option Plan, of which, to our knowledge, 1,425,611 shares are subject to outstanding, unexercised options and 774,389 shares remain available for future grant. To our knowledge, except as set forth in Schedules 2.3(b) and 2.3(c), as of immediately prior to the Effective Time of the Merger there are (a) no outstanding subscriptions, warrants, options, calls, rights, equity securities, partnership interests, claims, commitments, convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue any shares of its capital stock, and (b) no preemptive rights to subscribe for or to purchase capital stock of the Company.

        8. The outstanding shares of the Company's capital stock have been duly authorized, validly issued and are fully paid and non-assessable. To our knowledge, the outstanding shares of the Company's capital stock are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission created by law or arising from the Company's Certificate of Incorporation or Bylaws or from any agreements to which the Company is a party or by which it is bound. To our knowledge, all issued and outstanding shares of capital stock of the Company have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

        9. To our knowledge, the Company is not a party to any pending or threatened, action, suit, proceeding, arbitration, investigation, or claim in or by any court, arbitrator or Governmental Authority.

                                                                       EXHIBIT E

                            NON-COMPETITION AGREEMENT


        This Non-Competition Agreement (this "AGREEMENT") is made and entered into as of July __, 2000 (the "EXECUTION DATE") by and among Niku Corporation, a Delaware corporation ("PARENT") and bSource.com, Inc., a Delaware corporation (the "COMPANY"), on the one hand, and _______________ ("EMPLOYEE"), on the other hand.

                                 R E C I T A L S

        A. Parent, the Company, and bSource Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and, solely for the purposes of Article VIII thereof, Paul Smith and Chase Manhattan Bank and Trust Company, N.A., have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of June 20, 2000 (the "PLAN"), which provides for the merger (the "MERGER") of the Company with and into Merger Sub, with Merger Sub to be the surviving corporation of the Merger. Upon the effectiveness of the Merger, the outstanding capital stock of the Company will be converted into shares of Parent Common Stock in the manner and on the basis set forth in the Plan. Capitalized terms that are used in this Agreement and that are not defined herein shall have the same respective meanings that are given to such terms in the Plan.

        B. Employee owns Company Common Stock and is an officer and/or key employee of the Company, and upon the effectiveness of the Merger, will receive shares of Parent Common Stock having value by virtue of the conversion of Employee's Company Common Stock in the Merger. Employee's talents and abilities are critical to the Company's ability to continue to successfully carry on its business.

        C. One of the material conditions precedent to the obligation of Parent to consummate the Merger under the Plan is that Employee has executed, entered into and is bound by this Agreement with Parent and the Company. Employee is therefore entering into this Agreement as a material inducement and consideration to Parent to enter into the Plan, to issue the consideration payable to Employee and the other Company stockholders in the Merger and to consummate the Merger, and to ensure that Parent effectively acquires the goodwill of the Company through the Merger.

        NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the promises made herein, Parent, the Company and Employee hereby agree as follows:

        1. EFFECTIVENESS OF OBLIGATIONS. This Agreement shall become effective if and only if the Merger is consummated, and shall become effective upon the date and time that the Merger is consummated and becomes legally effective (such date and time being hereinafter referred to as the "EFFECTIVE TIME").

        2. CERTAIN DEFINITIONS.

                (a) Affiliate. As used herein, the term "AFFILIATE" will have the meaning given to such term in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended, and refers both to a present and future Affiliate.

                (b) Competing Business. As used herein, the term "COMPETING BUSINESS" means a business in which the Employee's primary contribution is the developing, marketing, licensing, or distributing of Software sold to third parties where such Software's primary purpose is directed specifically at the sourcing, management or delivery of Professional Services and targeted specifically at Users who primarily provide Professional Services. For the purposes of this definition:

                        (i) "PROFESSIONAL SERVICES" means services the primary value of which is intellectual capital rather than physical labor or manufacturing.

                        (ii) "SOFTWARE" includes website development;

                        (iii) "USER" refers to end-users of software and is not based on the business or mission of the entire organization in which such users may be employed, but rather based on such individual user's occupation with its organization. By way of example alone, and not by way of limitation, the term user would include a professional who is a lawyer who works for a manufacturing enterprise.

                (c) Covenant Period. As used herein, the term "COVENANT PERIOD" means that period of time commencing on the Effective Time and ending twenty-four months after the Effective Time.

                (d) Engaging in Business. As used in Section 3 of this Agreement, each of the following activities, without limitation, shall be deemed to constitute "ENGAGING IN A BUSINESS": to engage in, work with, be employed by, consult for or advise any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business.

                (e) Surviving Corporation. As used herein, the term "SURVIVING CORPORATION" means Merger Sub, the surviving corporation of the Merger and successor to the rights of the Company.

        3. NON-COMPETITION AND NON-SOLICITATION COVENANTS.

                (a) Non-Competition. Employee hereby covenants and agrees with Parent and the Company that, at all times during the Covenant Period, Employee shall not, either directly or indirectly, engage in any Competing Business (i) in any state of the United States of America or (ii) in any country in which the Company has conducted business on or before the Effective Time (including, without limitation, any county, state, territory, possession or country in which any customer of the Company who utilizes the Company's products or services is located or in which the Company has solicited business as of the Effective
Time). Employee acknowledges and agrees with Parent and the Company that the Company shall be deemed for the purpose of this Section 3 to have engaged in business at a national level in the United States of America, in each state of the United States of America and in the country of Canada.

                (b) Non-Solicitation of Customers. In addition to, and not in limitation of, the non-competition covenants of Employee in Section 3(a) above, Employee agrees with Parent and the Company that, at all times during the Covenant Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly (other than for Parent and any of its Affiliates), solicit business relating to the Competing Business from any customer of the Company, Parent, the Surviving Corporation or any of their respective Affiliates, or attempt to market, sell, distribute, license or otherwise provide software for use in the advertising or public relations industry, or attempt to market or provide training, support, consulting and other services with respect to the installation, implementation or use of software for use in the advertising or public relations industry, or develop, market, or operate or attempt to develop, market or operate any web site directed at persons in the advertising or public relations industry.

                (c) Non-Solicitation of Employees or Consultants. In addition to, and not in limitation of, the non-competition covenants of Employee in
Section 3(a) above, Employee agrees with Parent and the Company that, at all times during the Covenant Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any director, employee, consultant or contractor of Parent, the Surviving Corporation or any of their Affiliates to terminate his or her employment or his, her or its services with, Parent, the Surviving Corporation or any of their respective Affiliates or to take employment with any other party.

        4. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope or duration or is unenforceable, then the parties agree that such term or provision shall not be voided or made unenforceable, but rather shall be modified to the extent necessary to be enforceable, in accordance with the purposes stated in this Agreement and with applicable law, and all other terms and provisions of this Agreement shall remain valid and fully enforceable.

        5. SPECIFIC PERFORMANCE. Employee agrees that, in the event of any breach or threatened breach by Employee of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Employee further agrees that neither Parent nor the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and employee irrevocably waives any right he may have to require Parent or the Company to obtain, furnish or post any such bond or similarly instrument.

        6. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Company under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of Parent or the Company, under the Plan or any other agreement delivered in connection therewith or shall limit any of Employee's obligations, or any of the rights or remedies of Parent or the Company, under this Agreement. No breach on the part of Parent, the Company or any other party of any covenant or obligation contained in the Plan or any other agreement shall limit or otherwise affect any right or remedy of Parent or the Company under this Agreement.

        7. GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        8. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of Employee hereunder are personal to Employee and shall not be assignable, delegable or transferable by Employee in any respect. This Agreement shall inure to the benefit of the permitted successors and assigns of Parent and the Company, including any successor to or assignee of all or substantially all of the business and assets of Parent or the Company (including the Surviving Corporation) or any other part of the business or assets of Parent and/or the Company.

        9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

        10. AMENDMENT; WAIVER. This Agreement may be amended only by the written agreement of Parent and Employee. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        11. NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, four (4) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

If to Parent or the Company:                With a copy to:

         Niku Corporation                   Fenwick & West LLP
         305 Main Street                    Two Palo Alto Square, Suite 800
         Redwood City, CA                   Palo Alto, CA 94306
         Attention: President, Vertical     Attention:  Dennis R. DeBroeck, Esq.
                    Markets                 Fax Number:  (650) 494-1417
         Fax Number: (650) 701-2728


        If to Employee:                     With a copy to:

                                            Attention:
                                            Fax Number:

or to such other address as Parent, the Company or the Employee, as the case may be, designates in a writing delivered to the other parties hereto.

        12. COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

        13. ENTIRE AGREEMENT. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and, effective upon the Effective Time of the Merger, shall supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, with respect to such subject matter; provided, however, that notwithstanding the foregoing, any non-competition, non-solicitation or other covenants of the type set forth in Section 3 of this Agreement that are contained in (a) any agreement entered into between the Company and Employee prior to the date of this Agreement that has not been terminated, or (b) any employment agreement or in any employee invention assignment and/or confidentiality agreement executed by Employee with Parent or the Surviving Corporation that is in effect at any time during the Covenant Period, shall each be construed to be a separate, independent and concurrent covenant and obligation of Employee that is cumulative and in addition to, and not in lieu of or in conflict with, any of the covenants in Section 3 of this Agreement, and the existence of any such separate, independent and concurrent covenant or covenants shall have no effect on the covenants contained in Section 3 of this Agreement.

        14. RULES OF CONSTRUCTION. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.


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


        IN WITNESS WHEREOF, Employee, Parent and the Company have executed and entered into this Agreement effective as of the Execution Date.

NIKU CORPORATION                            EMPLOYEE


By:
   --------------------------------         ------------------------------------

Title:
      -----------------------------

BSOURCE.COM, INC.

   --------------------------------

Title:
      -----------------------------

                                                                       EXHIBIT F

                        Form of Escrow Agent Instructions

Chase Manhattan Bank and Trust Company, N.A.
101 California Street, Suite 2725
San Francisco, CA  94111
Attention:  Mitch Gardner

        In connection with the Merger, you are instructed to:

        (a) Receive from the Exchange Agent and deposit in escrow the bSource Stock Reserve of 44,000 shares of Niku Common Stock (the "ESCROW FUND SHARES") as provided in Section 8.2 of the Plan. Deemed initial ownership of the Escrow Fund Shares among the former holders of bSource Capital Stock is set forth on Exhibit A hereto.

        (a) Receive from the Exchange Agent and hold in escrow the bSource Stock Reserve of 44,000 shares of Niku Common Stock (the "ESCROW FUND SHARES") as provided in Section 8.2 of the Plan. Deemed initial ownership of the Escrow Fund Shares among the former holders of bSource Capital Stock is set forth on Exhibit A hereto.

                (b) Issue out of the bSource Stock Reserve remaining after the issuance of Escrow Fund Shares in instruction (b) above, at the direction of the Exchange Agent and pursuant to the Exchange Agreement and the Plan, to each holder of certificates representing converted shares bSource Capital Stock listed on Exhibit A hereto (or to such transferee of such holder's converted shares of bSource Capital Stock as the Exchange Agent shall direct) who complies with the exchange mechanics under in the Exchange Agreement, the number of whole shares of Niku Common Stock listed next to such holder's name on Exhibit A. Certificates representing shares issued out of the bSource Stock Reserve pursuant to this instruction (c) shall be delivered to the Exchange Agent at its instruction. Please note that pursuant to the Plan, fractional shares of Niku Common Stock will not be issued but an amount in cash corresponding to such fractional shares will be paid as provided under the Plan. The shares number on Exhibit A take into account the anticipated effect of the aggregation of Niku Common Stock in the Exchange and the payment of the anticipated cash for the fractional shares.

                (c) Legend the certificates evidencing the shares of Niku Common Stock issued out of the bSource Stock Reserve pursuant to instructions (b) and
(c) with the following restrictive legend:


        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED

        THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.




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